                                                                     EXHIBIT 8.1

                              LIST OF SUBSIDIARIES

         The following is a list of all our subsidiaries, their jurisdiction of incorporation and the names under which they do business. This list does not include any subsidiary that, in the aggregate, would not have been a "significant subsidiary" as of December 31, 2001.

NAME                                             INCORPORATION
---------------------------------------------------------------------
Adventure of the Seas Inc.                       Bahamas
Blue Sapphire Marine Inc.                        Liberia
Celebrity Cruise Lines Inc.                      Cayman Islands
Celebrity Cruises Holdings Inc.                  Liberia
Celebrity Cruises Inc.,                          Liberia
doing business as Celebrity Cruises
Cruise Mar Investment Inc.                       Liberia
Cruise Mar Shipping Holdings Ltd.                Liberia
Enchantment of the Seas Inc.                     Liberia
Esker Marine Shipping Inc.                       Liberia
Explorer of the Seas Inc.                        Liberia
Fantasia Cruising Inc.                           Liberia
Grandeur of the Seas Inc.                        Liberia
Infinity Inc.                                    Liberia
Majesty of the Seas Inc.                         Liberia
Millennium Inc.                                  Liberia
Monarch of the Seas Inc.                         Liberia
Nordic Empress Shipping Inc.                     Liberia
Radiance of the Seas Inc.                        Liberia
Rhapsody of the Seas Inc.                        Liberia
Royal Caribbean Cruise Lines AS                  Norway
Royal Celebrity Tours Inc.                       Delaware
Seabrook Maritime Inc.                           Liberia
Sovereign of the Seas Shipping Inc.              Liberia
Summit Inc.                                      Liberia
Universal Cruise Holdings Limited                British Virgin Islands
Vision of the Seas Inc.                          Liberia
Voyager of the Seas Inc.                         Liberia
Zenith Shipping Corporation                      Liberia